Exhibit 99

15985 East High Street

P. O. Box 35

Middlefield, Ohio 44062

Phone: 440/632-1666 FAX: 440/632-1700

www.middlefieldbank.bank

PRESS RELEASE

Company Contact:	Investor and Media Contact:
Thomas G. Caldwell President/Chief Executive Officer Middlefield Banc Corp. (440) 632-1666 Ext. 3200 tcaldwell@middlefieldbank.com	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Middlefield Banc Corp. Reports 2021 Nine Month Financial Results

MIDDLEFIELD, OHIO, October 18, 2021 ◆◆◆◆ Middlefield Banc Corp. (NASDAQ: MBCN) today reported financial results for the three and nine months ended September 30, 2021.

2021 Nine Month Financial Highlights (on a year-over-year basis unless noted):

•	Net income of $13.8 million, or $2.19 per diluted share driven by record third quarter earnings of $5.2 million, or a record $0.85 per diluted share

•	Net interest margin improved by 23 basis points to 3.79%, compared to 3.56%

•	Total noninterest income was up 29.5% to $5.7 million

•	Pre-tax, pre-provision(1) income increased 22.0% to $17.7 million

•	Return on average assets increased to 1.34% from 0.61%

•	Return on average equity increased to 12.58% from 5.48%

•	Return on average tangible common equity(1) increased to 14.20% from 6.22%

•	Efficiency ratio improved to 56.42%, compared to 58.59%

•	Year-to-date net charge-offs declined 96.0% to $125,000

•	Middlefield has repurchased 346,103 shares of stock year-to-date, including 165,058 shares repurchased during the 2021 third quarter

“As we celebrate our 120th anniversary, I am extremely pleased with the strong financial results we are achieving,” stated Thomas G. Caldwell, President and Chief Executive Officer. “We continue generating strong profitability as higher net interest margin, favorable asset quality and stable noninterest income successfully offset challenging loan growth and higher noninterest expense.”

“We also continue to allocate capital to our share repurchase program. Year-to-date, we have repurchased 346,103 shares of our common stock at an average price of $23.47 per share, which includes 165,058 shares repurchased in the third quarter at an average price of $23.82 per share. Shares repurchased this year have been at an average price of 109.7% to tangible book value of $21.39 at September 30, 2021, which we believe is a tremendous value and offers a significant opportunity for our shareholders to increase their ownership in the Company,” continued Mr. Caldwell.

“While economic and interest rate uncertainty remains, we are focused on the items under our control. We are dedicated to supporting our communities, managing risk, and looking for new opportunities to drive interest and noninterest income. These are many of the same principles that have made Middlefield successful over the past 120 years and we are committed to continue creating sustainable value for our shareholders,” concluded Mr. Caldwell.

Income Statement

Net interest income for the nine-month period ended September 30, 2021, increased 13.0% to $36.3 million, compared to $32.1 million for the same period last year. Year-to-date, the net interest margin was 3.79%, compared to 3.56% for the same period last year. Net interest income for the 2021 third quarter was $12.5 million, compared to $11.4 million for the 2020 third quarter. The 10.0% increase in net interest income for the 2021 third quarter was largely a result of a 55.7% reduction in interest expense. The net interest margin for the 2021 third quarter was 3.91%, compared to 3.57% for the same period of 2020.

For the 2021 nine-month period, noninterest income increased 29.5% to $5.7 million, compared to $4.4 million for the same period last year. Noninterest income was $1.8 million for both the 2021 and 2020 third quarters.

For the 2021 nine months, noninterest expense increased 10.3% to $24.2 million, compared to $22.0 million for the same period last year. Operating costs in the 2021 third quarter increased 13.0% to $7.9 million from $7.0 million for the 2020 third quarter.

Net income for the 2021 nine-month period ended September 30, 2021, was a record $13.8 million, or a record $2.19 per diluted share, compared to $5.9 million, or $0.92 per diluted share for the same period last year. Net income for the 2021 third quarter ended September 30, 2021, was a quarterly record of $5.2 million, or $0.85 per diluted share, compared to $1.9 million, or $0.29 per diluted share for the same period last year.

Balance Sheet

Total assets at September 30, 2021, increased slightly to approximately $1.37 billion from $1.36 billion at September 30, 2020. Net loans at September 30, 2021, decreased 10.5% to $996.1 million, compared to $1.11 billion at September 30, 2020 as PPP forgiveness increased. Year-to-date, Middlefield has helped customers receive $129.5 million of forgiveness payments under the terms of the program, including processing $36.0 million of forgiveness payments during the third quarter of 2021. The balance of PPP loans outstanding at September 30, 2021, was $54.2 million.

Total deposits at September 30, 2021, were approximately $1.20 billion, compared to $1.19 billion at September 30, 2020. The 0.6% increase in deposits was primarily due to increases in interest-bearing, savings, and non-interest-bearing accounts, partially offset by decreased money market and time-based accounts. The investment portfolio, which is entirely classified as available for sale, was $163.1 million September 30, 2021, compared with $113.0 million at September 30, 2020.

Donald L. Stacy, Chief Financial Officer stated, “We ended the third quarter with one of the strongest balance sheets in our 120-year history. In addition, asset quality remains strong and is benefitting from stable economic trends within our Ohio markets, as well as our focus on prudently managing risk. The allowance for loan losses to total loans now stands at 1.41%, compared to 1.34% at June 30, 2021, and 1.01% at September 30, 2020. In addition, at September 30, 2021, we only had three loans in deferral status primarily within the hospitality industry representing a balance of $9.7 million,” concluded Mr. Stacy.

Stockholders’ Equity and Dividends

At September 30, 2021, shareholders’ equity increased 2.8% to $146.1 million compared to $142.1 million at September 30, 2020. On a per share basis, shareholders’ equity at September 30, 2021, was $24.13 compared to $22.27 at the same period last year.

Tangible stockholders’ equity(1) increased 3.5% to $129.5 million for the 2021 third quarter, compared to $125.2 million at September 30, 2020. On a per-share basis, tangible stockholders’ equity(1) was $21.39 at September 30, 2021, compared to $19.63 at September 30, 2020.

For the nine-month period ended September 30, 2021, the Company declared cash dividends of $0.48 per share totaling $3.0 million, compared to $0.45 per share or $2.9 million for the same period last year.

At September 30, 2021, the Company had an equity-to-assets leverage ratio of 10.69%, compared to 10.41% at September 30, 2020. The year-over-year increase in the Company’s equity-to-assets leverage ratio occurred even with the $8.1 million year-to-date investment in Middlefield’s share repurchase program.

Asset Quality

There was no provision for loan losses for the 2021 third quarter versus a $4.0 million provision for loan losses for the same period last year. The year-over-year decline in the provision for loan losses was partially due to strong asset quality and last year’s prudent build in the Company’s allowance for loan losses associated with the potential economic impacts caused by the COVID-19 pandemic. The provision for loan losses for the 2021 nine-month period was $900,000 versus $7.7 million for the same period last year.

Net recoveries of $34,000, or -0.01% of average loans, annualized, during the 2021 third quarter, compared to net charge-offs of $2.9 million, or 1.01% of average loans, annualized, at September 30, 2020. Year-to-date net charge-offs were $125,000, or 0.02% of average loans, annualized, compared to net charge-offs of $3.1 million, or 0.39% of average loans, annualized for the nine-months ended September 30, 2020.

Nonperforming assets at September 30, 2021, were $13.9 million, compared to $14.1 million at September 30, 2020. Nonperforming loans at September 30, 2021, were $6.8 million (excluding $9.7 million of loans currently on payment deferral), a 1.7% increase from the same period last year, but down 12.3% from the 2021 second quarter. The allowance for loan losses at September 30, 2021, stood at $14.2 million, or 1.41% of total loans, compared to $11.4 million, or 1.01% of total loans at September 30, 2020.

About Middlefield Banc Corp.

Middlefield Banc Corp., headquartered in Middlefield, Ohio, is the bank holding company of The Middlefield Banking Company with total assets of $1.37 billion at September 30, 2021. The bank operates 16 full-service banking centers and an LPL Financial® brokerage office serving Beachwood, Chardon, Cortland, Dublin, Garrettsville, Mantua, Middlefield, Newbury, Orwell, Plain City, Powell, Solon, Sunbury, Twinsburg, and Westerville. The Bank also operates a Loan Production Office in Mentor, Ohio.

Additional information is available at www.middlefieldbank.bank

(1)

This press release includes disclosure of Middlefield Banc Corp.’s tangible book value per share, return on average tangible equity, and pre-tax, pre-provision for loan losses income, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Middlefield Banc Corp. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Middlefield Banc Corp.’s marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

This press release of Middlefield Banc Corp. and the reports Middlefield Banc Corp. files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets, and products of Middlefield Banc Corp. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Middlefield Banc Corp.’s future results to differ materially from historical performance or projected performance.

These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect businesses in which Middlefield Banc Corp. is engaged; (6) technological issues which may adversely affect Middlefield Banc Corp.’s financial operations or customers; (7) the effect of the COVID-19 pandemic, including on our credit quality and business operations, as well as its impact on general economic and financial market conditions; (8) changes in the securities markets; or (9) risk factors mentioned in the reports and registration statements Middlefield Banc Corp. files with the Securities and Exchange Commission. Middlefield Banc Corp. undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this press release.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, unaudited)

Balance Sheets (period end)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
ASSETS
Cash and due from banks	$113,177	$82,435	$93,037	$92,874	$46,097
Federal funds sold	19,174	10,034	7,436	19,543	6,884

Cash and cash equivalents	132,351	92,469	100,473	112,417	52,981
Equity securities, at fair value	833	730	690	609	553
Investment securities available for sale, at fair value	163,057	150,850	123,218	114,360	112,968
Loans held for sale	676	790	1,260	878	10,457
Loans:
Commercial real estate:
Owner occupied	110,883	109,777	104,379	103,121	107,342
Non-owner occupied	310,222	304,324	304,623	309,424	310,512
Multifamily	30,762	34,926	39,015	39,562	39,622
Residential real estate	232,020	228,102	228,052	233,995	222,237
Commercial and industrial	163,052	200,558	242,651	232,044	258,313
Home equity lines of credit	105,450	107,685	111,474	112,543	115,223
Construction and other	49,378	62,229	64,960	63,573	60,613
Consumer installment	8,515	8,694	9,046	9,823	10,534

Total loans	1,010,282	1,056,295	1,104,200	1,104,085	1,124,396
Less allowance for loan and lease losses	14,234	14,200	14,122	13,459	11,359

Net loans	996,048	1,042,095	1,090,078	1,090,626	1,113,037
Premises and equipment, net	17,507	17,680	18,002	18,333	18,633
Goodwill	15,071	15,071	15,071	15,071	15,071
Core deposit intangibles	1,484	1,564	1,644	1,724	1,807
Bank-owned life insurance	16,954	16,846	16,740	16,938	16,832
Other real estate owned	7,090	7,090	7,372	7,387	7,391
Accrued interest receivable and other assets	14,794	15,033	13,545	13,636	15,079

TOTAL ASSETS	$1,365,865	$1,360,218	$1,388,093	$1,391,979	$1,364,809

	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
LIABILITIES
Deposits:
Noninterest-bearing demand	$316,770	$326,665	$317,224	$291,347	$268,838
Interest-bearing demand	237,576	207,725	215,684	195,722	179,080
Money market	178,423	183,453	187,204	198,493	184,936
Savings	256,114	252,171	259,973	243,888	231,696
Time	211,674	225,271	245,342	295,750	329,413

Total deposits	1,200,557	1,195,285	1,225,427	1,225,200	1,193,963

Other borrowings	12,966	13,031	13,095	17,038	17,100
Accrued interest payable and other liabilities	6,287	5,858	4,901	5,931	11,690

TOTAL LIABILITIES	1,219,810	1,214,174	1,243,423	1,248,169	1,222,753

STOCKHOLDERS’ EQUITY
Common stock, no par value; 10,000,000 shares authorized, 7,329,548 shares issued, 6,054,083 shares outstanding as of September 30, 2021	87,131	87,131	87,073	86,886	86,871
Retained earnings	80,376	76,150	72,729	69,578	68,046
Accumulated other comprehensive income	3,610	3,893	2,917	4,284	4,077
Treasury stock, at cost; 1,275,465 shares as of September 30, 2021	(25,062)	(21,130)	(18,049)	(16,938)	(16,938)

TOTAL STOCKHOLDERS’ EQUITY	146,055	146,044	144,670	143,810	142,056

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,365,865	$1,360,218	$1,388,093	$1,391,979	$1,364,809

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, except per share and share amounts, unaudited)

	For the Three Months Ended					For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
Statements of Income	2021	2021	2021	2020	2020	2021	2020
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$12,258	$11,885	$12,167	$12,041	$12,603	$36,310	$36,962
Interest-earning deposits in other institutions	30	12	18	9	8	60	109
Federal funds sold	1	1	—	1	—	2	21
Investment securities:
Taxable interest	461	410	370	297	249	1,241	612
Tax-exempt interest	673	602	558	591	618	1,833	1,881
Dividends on stock	24	26	29	28	29	79	86

Total interest and dividend income	13,447	12,936	13,142	12,967	13,507	39,525	39,671

INTEREST EXPENSE
Deposits	915	1,010	1,205	1,655	2,106	3,130	7,307
Short-term borrowings	—	—	—	(2)	14	—	81
Other borrowings	37	39	39	43	28	115	166

Total interest expense	952	1,049	1,244	1,696	2,148	3,245	7,554

NET INTEREST INCOME	12,495	11,887	11,898	11,271	11,359	36,280	32,117

Provision for loan losses	—	200	700	2,100	4,000	900	7,740

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	12,495	11,687	11,198	9,171	7,359	35,380	24,377

NONINTEREST INCOME
Service charges on deposit accounts	876	856	787	729	691	2,519	1,810
Gain (loss) on equity securities	102	40	81	56	(28)	223	(157)
Earnings on bank-owned life insurance	108	106	226	106	109	440	321
Gains on sale of loans	309	221	592	332	660	1,122	1,155
Other income	426	409	532	387	379	1,367	1,251

Total noninterest income	1,821	1,632	2,218	1,610	1,811	5,671	4,380

NONINTEREST EXPENSE
Salaries and employee benefits	4,488	4,321	4,254	4,458	3,657	13,063	11,197
Occupancy expense	457	549	600	628	497	1,606	1,530
Equipment expense	333	313	357	365	363	1,003	943
Data processing costs	736	698	786	617	683	2,220	2,033
Ohio state franchise tax	287	286	286	251	282	859	831
Federal deposit insurance expense	150	150	144	103	123	444	320
Professional fees	136	323	419	352	289	878	1,007
Net loss (gain) on other real estate owned	9	22	46	(172)	(184)	77	(257)
Advertising expense	222	221	221	55	217	664	643
Software amortization expense	88	74	80	66	70	242	285
Core deposit intangible amortization	81	80	80	83	83	241	249
Other expense	951	889	1,080	1,019	942	2,920	3,182

Total noninterest expense	7,938	7,926	8,353	7,825	7,022	24,217	21,963

Income before income taxes	6,378	5,393	5,063	2,956	2,148	16,834	6,794
Income taxes	1,174	968	896	467	295	3,038	934

NET INCOME	$5,204	$4,425	$4,167	$2,489	$1,853	$13,796	$5,860

PTPP (1)	$6,378	$5,593	$5,763	$5,056	$6,148	$17,734	$14,534

(1)	The pre-tax pre-provision (PTPP) is the income before income taxes before provision for loan losses considerations, for reconciliation of non-GAAP measures.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, except per share and share amounts, unaudited)

	For the Three Months Ended					For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
Per common share data	2021	2021	2021	2020	2020	2021	2020
Net income per common share - basic	$0.85	$0.70	$0.65	$0.39	$0.29	$2.20	$0.92
Net income per common share - diluted	$0.85	$0.70	$0.65	$0.39	$0.29	$2.19	$0.92
Dividends declared per share	$0.16	$0.16	$0.16	$0.15	$0.15	$0.48	$0.45
Book value per share (period end)	$24.13	$23.50	$22.80	$22.54	$22.27	$24.13	$22.27
Tangible book value per share (period end) (2) (3)	$21.39	$20.82	$20.17	$19.91	$19.63	$21.39	$19.63
Dividends declared	$978	$1,004	$1,016	$957	$957	$2,998	$2,877
Dividend yield	2.66%	2.72%	3.10%	2.65%	3.09%	2.69%	3.11%
Dividend payout ratio	18.79%	22.69%	24.38%	38.45%	51.65%	21.73%	49.10%
Average shares outstanding - basic	6,136,648	6,297,071	6,364,132	6,378,706	6,376,291	6,265,803	6,387,581
Average shares outstanding - diluted	6,157,181	6,312,230	6,378,493	6,397,681	6,385,765	6,287,556	6,397,674
Period ending shares outstanding	6,054,083	6,215,511	6,344,657	6,379,323	6,378,110	6,054,083	6,378,110

Selected ratios
Return on average assets	1.51%	1.30%	1.22%	0.72%	0.54%	1.34%	0.61%
Return on average equity	13.95%	12.10%	11.65%	6.76%	5.11%	12.58%	5.48%
Return on average tangible common equity (2) (4)	15.71%	13.65%	13.17%	7.64%	5.79%	14.20%	6.22%
Efficiency (1)	54.15%	57.28%	57.91%	59.29%	51.96%	56.42%	58.59%
Equity to assets at period end	10.69%	10.74%	10.42%	10.33%	10.41%	10.69%	10.41%
Noninterest expense to average assets	0.58%	0.58%	0.60%	0.57%	0.52%	1.76%	1.70%

(1)	The efficiency ratio is calculated by dividing noninterest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus noninterest income
(2)	See reconciliation of non-GAAP measures below
(3)	Calculated by dividing tangible common equity by shares outstanding
(4)	Calculated by dividing annualized net income for each period by average tangible common equity

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(unaudited)

	For the Three Months Ended					For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
Yields	2021	2021	2021	2020	2020	2021	2020
Interest-earning assets:
Loans receivable (2)	4.74%	4.43%	4.48%	4.28%	4.48%	4.54%	4.64%
Investment securities (2)	3.37%	3.47%	3.75%	3.65%	3.66%	3.51%	3.68%
Interest-earning deposits with other banks	0.21%	0.18%	0.20%	0.21%	0.27%	0.20%	0.56%
Total interest-earning assets	4.20%	4.05%	4.11%	4.00%	4.23%	4.12%	4.38%
Deposits:
Interest-bearing demand deposits	0.12%	0.12%	0.16%	0.21%	0.32%	0.13%	0.36%
Money market deposits	0.46%	0.46%	0.47%	0.53%	0.70%	0.47%	1.00%
Savings deposits	0.06%	0.06%	0.07%	0.11%	0.20%	0.06%	0.29%
Certificates of deposit	1.08%	1.19%	1.28%	1.56%	1.77%	1.19%	1.97%
Total interest-bearing deposits	0.41%	0.46%	0.53%	0.70%	0.93%	0.47%	1.14%
Non-Deposit Funding:
Borrowings	1.13%	1.18%	1.10%	0.95%	0.45%	1.14%	0.73%
Total interest-bearing liabilities	0.42%	0.47%	0.54%	0.71%	0.91%	0.48%	1.12%
Cost of deposits	0.30%	0.34%	0.40%	0.54%	0.72%	0.35%	0.89%
Cost of funds	0.31%	0.35%	0.41%	0.55%	0.71%	0.35%	0.88%
Net interest margin (1)	3.91%	3.72%	3.73%	3.49%	3.57%	3.79%	3.56%

(1)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(2)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were determined using an effective tax rate of 21%.

	For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Asset quality data	2021	2021	2021	2020	2020
(Dollar amounts in thousands, unaudited)
Nonperforming loans (1)	$6,806	$7,760	$8,958	$7,858	$6,690
Other real estate owned	7,090	7,090	7,372	7,387	7,391

Nonperforming assets	$13,896	$14,850	$16,330	$15,245	$14,081

Allowance for loan losses	$14,234	$14,200	$14,122	$13,459	$11,359
Allowance for loan losses/total loans	1.41%	1.34%	1.28%	1.22%	1.01%
Net charge-offs:
Quarter-to-date	$(34)	$122	$37	$0	$2,851
Year-to-date	125	159	37	3,149	3,149
Net charge-offs to average loans, annualized:
Quarter-to-date	-0.01%	0.05%	0.01%	0.00%	1.01%
Year-to-date	0.02%	0.03%	0.01%	0.29%	0.39%

Nonperforming loans/total loans	0.67%	0.73%	0.81%	0.71%	0.59%
Allowance for loan losses/nonperforming loans	209.14%	182.99%	157.65%	171.28%	169.79%
Nonperforming assets/total assets	1.02%	1.09%	1.18%	1.10%	1.03%

(1)	Nonperforming loans exclude troubled debt restructurings that are performing in accordance with their terms over a prescribed period of time.

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity	For the Three Months Ended					For the Nine Months Ended
(Dollar amounts in thousands, unaudited)	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2021	2021	2021	2020	2020	2021	2020
Stockholders’ Equity	$146,055	$146,044	$144,670	$143,810	$142,056	$146,055	$142,056
Less Goodwill and other intangibles	16,555	16,635	16,715	16,795	16,878	16,555	16,878

Tangible Common Equity	$129,500	$129,409	$127,955	$127,015	$125,178	$129,500	$125,178

Shares outstanding	6,054,083	6,215,511	6,344,657	6,379,323	6,378,110	6,054,083	6,378,110

Tangible book value per share	$21.39	$20.82	$20.17	$19.91	$19.63	$21.39	$19.63

Reconciliation of Average Equity to Return on Average Tangible Common Equity	For the Three Months Ended					For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2021	2021	2021	2020	2020	2021	2020
Average Stockholders’ Equity	$148,048	$146,719	$145,065	$146,374	$144,167	$146,611	$142,949
Less Average Goodwill and other intangibles	16,594	16,674	16,754	16,836	16,919	16,674	17,002

Average Tangible Common Equity	$131,454	$130,045	$128,311	$129,538	$127,248	$129,937	$125,947

Net income	$5,204	$4,425	$4,167	$2,489	$1,853	$13,796	$5,860

Return on average tangible common equity (annualized)	15.71%	13.65%	13.17%	7.64%	5.79%	14.20%	6.22%

Reconciliation of Pre-Tax Pre-Provision Income (PTPP)	For the Three Months Ended					For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2021	2021	2021	2020	2020	2021	2020
Net income	$5,204	$4,425	$4,167	$2,489	$1,853	$13,796	$5,860
Add Income Taxes	1,174	968	896	467	295	3,038	934
Add Provision for loan losses	—	200	700	2,100	4,000	900	7,740

PTPP	$6,378	$5,593	$5,763	$5,056	$6,148	$17,734	$14,534

MIDDLEFIELD BANC CORP.

Average Balance Sheets

(Dollar amounts in thousands, unaudited)

	For the Three Months Ended
	September 30,			September 30,
	2021			2020
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans receivable (3)	$1,027,935	$12,258	4.74%	$1,121,763	$12,603	4.48%
Investment securities (3)	154,718	1,134	3.37%	111,994	867	3.66%
Interest-earning deposits with other banks (4)	105,910	55	0.21%	53,826	37	0.27%

Total interest-earning assets	1,288,563	13,447	4.20%	1,287,583	13,507	4.23%

Noninterest-earning assets	82,952			66,836

Total assets	$1,371,515			$1,354,419

Interest-bearing liabilities:
Interest-bearing demand deposits	$225,264	$67	0.12%	$149,048	$120	0.32%
Money market deposits	182,831	214	0.46%	176,136	312	0.70%
Savings deposits	253,960	38	0.06%	223,507	113	0.20%
Certificates of deposit	218,323	596	1.08%	349,981	1,561	1.77%
Short-term borrowings	—	—	0.00%	19,740	14	0.28%
Other borrowings	12,999	37	1.13%	17,130	28	0.65%

Total interest-bearing liabilities	893,377	952	0.42%	935,542	2,148	0.91%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	323,726			270,868
Other liabilities	6,364			1,756
Stockholders’ equity	148,048			146,253

Total liabilities and stockholders’ equity	$1,371,515			$1,354,419

Net interest income		$12,495			$11,359

Interest rate spread (1)			3.78%			3.32%
Net interest margin (2)			3.91%			3.57%
Ratio of average interest-earning assets to average interest-bearing liabilities			144.24%			137.63%

(1)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(2)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(3)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $195 and $186 for the three months ended September 30, 2021 and 2020, respectively
(4)	Includes dividends received on restricted stock.

	For the Three Months Ended
	September 30,			June 30,
	2021			2021
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans receivable (3)	$1,027,935	$12,258	4.74%	$1,078,866	$11,885	4.43%
Investment securities (3)	154,718	1,134	3.37%	135,338	1,012	3.47%
Interest-earning deposits with other banks (4)	105,910	55	0.21%	85,245	39	0.18%

Total interest-earning assets	1,288,563	13,447	4.20%	1,299,449	12,936	4.05%

Noninterest-earning assets	82,952			70,692

Total assets	$1,371,515			$1,370,141

Interest-bearing liabilities:
Interest-bearing demand deposits	$225,264	$67	0.12%	$207,080	$64	0.12%
Money market deposits	182,831	214	0.46%	185,728	212	0.46%
Savings deposits	253,960	38	0.06%	253,612	38	0.06%
Certificates of deposit	218,323	596	1.08%	233,930	696	1.19%
Short-term borrowings	—	—	0.00%	227	—	0.00%
Other borrowings	12,999	37	1.13%	13,062	39	1.20%

Total interest-bearing liabilities	893,377	952	0.42%	893,639	1,049	0.47%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	323,726			323,590
Other liabilities	6,364			6,193
Stockholders’ equity	148,048			146,719

Total liabilities and stockholders’ equity	$1,371,515			$1,370,141

Net interest income		$12,495			$11,887

Interest rate spread (1)			3.78%			3.58%
Net interest margin (2)			3.91%			3.72%
Ratio of average interest-earning assets to average interest-bearing liabilities			144.24%			145.41%

(1)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(2)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(3)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $195 and $179 for the three months ended September 30, 2021, and June 30, 2021, respectively.
(4)	Includes dividends received on restricted stock.

	For the Nine Months Ended
	September 30, 2021			September 30, 2020
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Interest-earning assets:
Loans receivable (3)	$1,070,058	$36,310	4.54%	$1,065,964	$36,962	4.64%
Investment securities (3)	135,522	3,074	3.51%	108,551	2,493	3.68%
Interest-earning deposits with other banks (4)	94,955	141	0.20%	51,361	216	0.56%

Total interest-earning assets	1,300,535	39,525	4.12%	1,225,876	39,671	4.38%

Noninterest-earning assets	74,883			64,938

Total assets	$1,375,418			$1,290,814

Interest-bearing liabilities:
Interest-bearing demand deposits	$211,797	$209	0.13%	$130,886	$349	0.36%
Money market deposits	187,945	655	0.47%	166,193	1,246	1.00%
Savings deposits	254,574	123	0.06%	201,871	443	0.29%
Certificates of deposit	240,582	2,143	1.19%	358,048	5,269	1.97%
Short-term borrowings	113	—	0.00%	30,174	81	0.36%
Other borrowings	13,440	115	1.14%	15,149	166	1.46%

Total interest-bearing liabilities	908,451	3,245	0.48%	902,321	7,554	1.12%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	314,172			242,951
Other liabilities	6,184			2,593
Stockholders’ equity	146,611			142,949

Total liabilities and stockholders’ equity	$1,375,418			$1,290,814

Net interest income		$36,280			$32,117

Interest rate spread (1)			3.64%			3.26%
Net interest margin (2)			3.79%			3.56%
Ratio of average interest-earning assets to average interest-bearing liabilities			143.16%			135.86%

(1)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(2)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(3)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $542 and $565 for the nine months ended September 30, 2021 and 2020, respectively.
(4)	Includes dividends received on restriced stock.